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                                                                   EXHIBIT 10.5


         ENVIRONMENTAL INDEMNITY AGREEMENT, dated as of May 30, 1996, by and between FOUR M CORPORATION, a Maryland corporation ("FMC"), and FLORIDA COAST PAPER COMPANY, L.L.C., a Delaware limited liability company ("JV").

         WHEREAS, FMC and a predecessor in interest of JV are parties to that certain Asset Purchase Agreement (as amended, the "Asset Purchase Agreement"), dated as of November 1, 1995, with St. Joe Forest Products Company, St. Joe Container Company and St. Joe Paper Company (collectively, the "St. Joe Indemnitors");

         WHEREAS, pursuant to Section 11.05 of the Asset Purchase Agreement, FMC and JV are the beneficiaries of certain environmental indemnification from the St. Joe Indemnitors (the "Contractual Indemnification Rights");

         WHEREAS, the Asset Purchase Agreement does not allocate the Contractual Indemnification Rights between FMC and JV; and

         WHEREAS, FMC and JV have entered this Agreement to allocate as between themselves the Contractual Indemnification Rights, without thereby in any way altering the rights and obligations of FMC and JV, on the one hand, and the St. Joe Indemnitors, on the other hand, under the Asset Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

         1. Each of FMC and JV is entitled to pursue on its own behalf the Contractual Indemnification Rights to which it is entitled under the Asset Purchase Agreement. As between FMC and JV, FMC shall be entitled to Contractual Indemnification Rights which relate to the Container Business (as defined in the Asset Purchase Agreement) and JV shall be entitled to Contractual Indemnification Rights which relate to the Mill Business (as defined in the Asset Purchase Agreement). Each of FMC and JV shall cooperate with one another and shall take all actions as may reasonably be requested by the other in order to maximize the aggregate recoveries of FMC and JV under the Contractual Indemnification Rights.

         2. Subject to the provisions of the remainder of this paragraph 2, each of FMC and JV shall be entitled to retain the full amount of their respective recoveries from the St. Joe Indemnitors with respect to the Contractual Indemnification Rights. Notwithstanding the foregoing, in the event either FMC or JV is not entitled under the Asset Purchase Agreement to recover from the St. Joe Indemnitors the full amount to which it would have been entitled under the Contractual Indemnification Rights had the other not previously obtained recoveries from the St. Joe Indemnitors under the Contractual Indemnification Rights,

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the parties agree that FMC and JV shall share the aggregate amount of all such recoveries received by FMC and JV under the Asset Purchase Agreement (such aggregate amount being referred to herein as the "Indemnification Recoveries") as follows: (A) JV shall be entitled to receive or retain the lesser of (i) the amount to which it would have been entitled under the Contractual Indemnification Rights had FMC made no claims thereunder and (ii) 80% of the Indemnification Recoveries, and (B) FMC shall be entitled to receive or retain the lesser of (i) the amount to which it would have been entitled under the Contractual Indemnification Rights had JV made no claims thereunder and (ii) 20% of the Indemnification Recoveries. Each of FMC and JV agrees to reimburse the other, to the extent it receives from the St. Joe Indemnitors an amount in excess of the amount calculated pursuant to the immediately preceding sentence and the other receives an amount which is less than the amount calculated pursuant to such sentence.

         3. Notwithstanding anything to the contrary contained in the provisions of paragraph 1 above which incorporate the definitions of the "Container Business" and the "Mill Business" contained in the Asset Purchase Agreement, FMC and JV agree that, for purposes of this Agreement, the "Premises" defined in, and leased pursuant to, that certain Indenture of Lease of even date herewith between JV and Box USA Group, Inc. shall be deemed to be a property of the Mill Business.

         4. This Agreement is intended solely to delineate certain rights and obligations as between FMC and JV. Nothing in this Agreement is intended to, or shall, alter in any way the rights of FMC and JV as against the St. Joe Indemnitors pursuant to the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written,

                                       FOUR M CORPORATION


                                       By /s/ Harvey L. Friedman
                                          ----------------------


                                       FLORIDA COAST PAPER COMPANY, L.L.C.


                                       By /s/ Dennis Mehiel
                                         -----------------------